UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 21 , 2004

QUINCY GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-31501	98 0218264
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

309 Center Street, Hancock, MI 49930
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (906) 370 4695

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

On December 21, 2004 the Registrant issued 11,116,666 Units (the “Units”) at a price of CAD $0.45 per Unit for gross proceeds to the Registrant of CAD $5,002,500. Each Unit consists of one share of the Registrant’s common stock and one half of one share purchase warrant (a “Warrant”). Each whole Warrant is exercisable into one share of the Registrant’s common stock and at a price of CAD $0.65 until June 21, 2006.

Kingsdale Capital Partners of Toronto, Ontario was paid a corporate finance fee of CAD $25,000, a cash commission of CAD $160,000 and was issued warrants to purchase 387,833 shares of the Registrant’s common stock at a price of CAD $0.45 per share.

The securities listed above were issued in reliance upon the exemptions provided by Rule 506 of Regulation D and Regulation S.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits. - The following documents are filed as exhibits to this report:

99.1	Press release issued December 21, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2004

QUINCY GOLD CORP.

By:	/s/ Daniel T. Farrell
Daniel T. Farrell
President